Exhibit 99.1

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On January 8, 2015, MeadWestvaco Corporation (the “Company” or “MeadWestvaco”) issued a press release announcing a plan to separate its Specialty Chemicals business from the rest of the Company. On January 26, 2015, the Company announced it has entered into a Business Combination Agreement with Rock-Tenn Company to create a leading global provider of consumer and corrugated packaging (“TopCo”). The separation of the Specialty Chemicals business is expected to be executed by means of a tax-free spinoff to the shareholders of TopCo (the “Spinoff”). The Spinoff is expected to be completed by the end of 2015.

The following unaudited pro forma consolidated financial statements give effect to the Spinoff. The pro forma statements of operations for the years ended December 31, 2014, 2013 and 2012 are based on the historical consolidated financial statements of the Company giving effect to the Spinoff as if it had occurred at the beginning of the earliest period presented. The pro forma balance sheet as of December 31, 2014 is based on the historical consolidated financial statements of the Company giving effect to the Spinoff as if it had occurred on December 31, 2014.

The unaudited pro forma consolidated financial statements are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the Spinoff. However, in the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made.

The Pro Formas illustrate the financial characteristics of the Spinoff under one set of assumptions and do not purport to represent the results of operations and financial condition that actually would have been if the events described above occurred as of the dates indicated, or what such results of operations and financial condition would be for any future periods.

The unaudited pro forma consolidated financial statements, and the accompanying notes, should be read in conjunction with the Company’s historical consolidated financial statements and related note disclosures and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts	Year Ended December 31, 2014
	Historical Balances (e)	Discontinued Operations Adjustments (a)	Pro Forma Balances (f)
Net sales	$5,631	$(1,041)	$4,590

Cost of sales	4,465	(717)	3,748
Selling, general and administrative expenses	607	(96)	511
Interest expense	213	(12)	201
Other income, net	(51)	8	(43)

Income from continuing operations before income taxes	397	(224)	173
Income tax provision	117	(84)	33

Income from continuing operations	280	(140)	140
Less: Net income attributable to non-controlling interests, net of income taxes	18	(4)	14

Income from continuing operations attributable to the company	$262	$(136)	$126

Income from continuing operations per share attributable to the company – basic	$1.55	$(0.80)	$0.75

Income from continuing operations per share attributable to the company – diluted	$1.53	$(0.79)	$0.74

Shares used to compute income from continuing operations per share attributable to the company:
Basic	168.7	168.7	168.7
Diluted	171.6	171.6	171.6

In millions, except per share amounts	Year Ended December 31, 2013
	Historical Balances (e)	Discontinued Operations Adjustments (a)	Pro Forma Balances (f)
Net sales	$5,389	$(980)	$4,409

Cost of sales	4,429	(692)	3,737
Selling, general and administrative expenses	638	(89)	549
Interest expense	159	(9)	150
Other income, net	(59)	15	(44)

Income from continuing operations before income taxes	222	(205)	17
Income tax benefit	(97)	(80)	(177)

Income from continuing operations	319	(125)	194
Less: Net loss attributable to non-controlling interests, net of income taxes	(1)	1	—

Income from continuing operations attributable to the company	$320	$(126)	$194

Income from continuing operations per share attributable to the company – basic	$1.81	$(0.71)	$1.10

Income from continuing operations per share attributable to the company – diluted	$1.78	$(0.70)	$1.08

Shares used to compute income from continuing operations per share attributable to the company:
Basic	177.2	177.2	177.2
Diluted	180.0	180.0	180.0

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts	Year Ended December 31, 2012
	Historical Balances (e)	Discontinued Operations Adjustments (a)	Pro Forma Balances (f)
Net sales	$5,287	$(939)	$4,348

Cost of sales	4,257	(638)	3,619
Selling, general and administrative expenses	682	(78)	604
Interest expense	152	(11)	141
Other income, net	(14)	(1)	(15)

Income (loss) from continuing operations before income taxes	210	(211)	(1)
Income tax provision (benefit)	54	(82)	(28)

Income from continuing operations	156	(129)	27
Less: Net income attributable to non-controlling interests, net of income taxes	3	(3)	—

Income from continuing operations attributable to the company	$153	$(126)	$27

Income from continuing operations per share attributable to the company – basic	$0.88	$(0.72)	$0.16

Income from continuing operations per share attributable to the company – diluted	$0.87	$(0.71)	$0.16

Shares used to compute income from continuing operations per share attributable to the company:
Basic	173.8	173.8	173.8
Diluted	177.2	177.2	177.2

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

MEADWESTVACO CORPORATION

and Consolidated Subsidiary Companies

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

	December 31, 2014
In millions	Historical Balances (e)	Discontinued Operations Adjustments (b)	Pro Forma Balances Before Separation Adjustments	Separation Adjustments		Pro Forma Balances (f)

ASSETS
Cash and cash equivalents	$454	$—	$454	$—		$454
Accounts receivable, net	608	(114)	494	—		494
Inventories	673	(128)	545	—		545
Other current assets	135	(6)	129	—		129
Assets held for sale	104	—	104	—		104

Current assets	1,974	(248)	1,726	—		1,726

Net investment in discontinued operations	—	480	480	(480	) (c)	—
Property, plant, equipment and forestlands, net	3,422	(410)	3,012	—		3,012
Prepaid pension asset	1,374	—	1,374	—		1,374
Goodwill	692	(13)	679	—		679
Restricted assets held by special purpose entities	1,258	—	1,258	—		1,258
Other assets	644	(20)	624	—		624

	$9,364	$(211)	$9,153	$(480)		$8,673

LIABILITIES AND EQUITY
Accounts payable	$540	$(105)	$435	$—		$435
Accrued expenses	388	(27)	361	—		361
Notes payable and current maturities of long-term debt	82	(3)	79	—		79
Liabilities held for sale	19	—	19	—		19

Current liabilities	1,029	(135)	894	—		894

Long-term debt	1,790	—	1,790	—		1,790
Non-recourse liabilities held by special purpose entities	1,112	—	1,112	—		1,112
Deferred income taxes	1,330	(70)	1,260	—		1,260
Other long-term obligations	695	(3)	692	—		692

Commitments and contingencies	—	—	—	—		—

Equity:
Shareholders’ equity:
Common stock	2	—	2	—		2
Additional paid-in capital	2,872	—	2,872	—		2,872
Retained earnings	866	—	866	(480	) (d)	386
Accumulated other comprehensive loss	(486)	—	(486)	—		(486)

Total shareholders’ equity	3,254	—	3,254	(480)		2,774
Non-controlling interests	154	(3)	151	—		151

Total equity	3,408	(3)	3,405	(480)		2,925

	$9,364	$(211)	$9,153	$(480)		$8,673

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma consolidated statements of operations of the Company for the years ended December 31, 2014, 2013 and 2012 are based on the historical statements of operations and give effect to the Spinoff as if it had occurred at the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet of the Company is based on the historical balance sheet as of December 31, 2014 and gives effect to the Spinoff as if it had occurred on December 31, 2014.

These unaudited pro forma consolidated financial statements are based on the assumptions and adjustments described in the notes to the pro forma adjustments and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the Spinoff. However, in the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made.

These unaudited pro forma consolidated statements of operations are presented for illustrative purposes and do not purport to represent what the Company’s results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods.

These unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the Company’s historical consolidated financial statements and related note disclosures and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

2.	Pro Forma Adjustments

Pro forma adjustments to the unaudited consolidated financial statements are as follows:

(a)	Represents the reclassification of all revenues and expenses of the Specialty Chemicals business to discontinued operations. The measurement date for discontinued operations for the consolidated statements of operations was for the years ended December 31, 2014, 2013 and 2012.

(b)	Represents the reclassification of all assets and liabilities of the Specialty Chemicals business to discontinued operations. The measurement date for discontinued operations for the consolidated balance sheet was as of December 31, 2014.

(c)	Represents the removal of the net investment in discontinued operations as a result of the Spinoff.

(d)	Represents the distribution of the Specialty Chemicals business common stock to the shareholders of MeadWestvaco.

(e)	Represents the amounts previously reported on a continuing operations basis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(f)	Pro forma balances are presented on a continuing operations basis.